UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2023

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2023, Mr. Steve Brandt provided notice of his resignation from the Board of Directors (the “Board”) of Nuwellis, Inc. (the “Company”), effective immediately. Mr. Brandt’s resignation was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

Jon W. Salveson, a current director of the Company, was appointed to the Audit Committee of the Board. As a result, the Audit Committee of the Board currently consists of Gregory D. Waller, Warren S. Watson, and Jon W. Salveson.

The Board has determined that each Mr. Waller, Mr. Watson and Mr. Salveson are independent in accordance with the listing standards of Nasdaq and the Company’s internal policies, and that each otherwise meets all applicable requirements to serve on the Audit Committee, including the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer